UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (date of earliest event reported August 25, 2008

Commission file number:000-24781

EuroGas, Inc.
(Exact name of registrant as specified in its charter)

Utah	87-0427676
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14 Wall Street , New York, New York, USA 10005
(Address of principal executive offices) (Zip Code)

Telephone 212 618 1274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

EuroGas, Inc. is pleased to announce that Mr. Eduard Mueller of Vancouver BC Canada has been appointed to the Board of Directors of EuroGas, Inc. Mr. Mueller has extensive experience in the mining industry and has served for more than 40 years as a director and officer of several mining resource companies in the US and Canada. He will be a welcome addition to the Board of Directors of EuroGas, Inc. and in this position will be advising the company on its talc mining assets in the Slovak Republic as well as the company’s gold-silver claims in the Tombstone area in Arizona, USA.

EuroGas, Inc. has moved its US administrative offices to the following location: 4087 Nike Drive Unit # 4, West Jordan, Utah 84088, USA.

Telephone 801 282 8551

Fax 801 282 8829

Email euroutah1@aol.com

This report on Form 8-K may contains forward-looking statements. You can identify forward-looking statements by their use of the forward-looking words “anticipate,” “estimate,” “project,” “likely,” “believe,” “intend,” “expect,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering the forward-looking statements made in this report, you should keep in mind the risks noted and other cautionary statements throughout this report. You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect. If one or more risks identified in this report or other filing materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EuroGas, Inc.
(Registrant)

Dated: December 26, 2007	/s/ HANK BLANKENSTEIN
Hank Blankenstein
Executive Vice President and
Chief Financial Officer